UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On October 2, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

Support P&G’s Winning Transformation October 2017

Forward-Looking Statements Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Evolving and Winning over 180 years Strong Share Price Performance Coupled with 127 Consecutive Years of Dividends and 61 Consecutive Years of Dividend Increases

Roles A Profoundly Different Company Portfolio Strengthening Productivity $10Bn $10Bn + Supply Chain Transformation Organization 4YR Operating Margin +270 bps | Profit per Employee +45% -32% Up to Fem Care Baby Family Fabric Home Hair Skin & PC Grooming Oral PHC Daily use categories where products solve problems and performance drives purchase

P&G Has a Streamlined and Strengthened Portfolio In 10 Categories 65 Brands 10 Categories 170 Brands 16 Categories Daily Use Categories Where Products Solve Problems and Performance Drives Purchase Categories that Leverage P&G’s Core Strengths: Consumer Understanding, Branding, Product & Package Innovation, Go-to-Market Capabilities Faster-Growing, Higher Margin Businesses Categories where P&G is a Market Leader Fem Care Baby Family Fabric Home Hair Skin & PC Grooming Oral PHC

P&G Is Driving Significant Productivity Improvement $10Bn $10Bn + FY ’12 – FY ‘16 FY ’17 – FY ‘21 Roles -32% | Profit per Employee +45% We delivered our first $10 billion productivity program, which ended in fiscal 2016, and have doubled-down on another $10 billion, starting last fiscal year. We are on track after the first year. Achieved On Track Up to

Old Organizational Structure – “The Thicket” 16 Business Units x 6 Regions 16 Business Units 16 Business Units x 6 Regions x Functions “The Thicket” 16 Global Business Units… …6 Market Development Organizations with staffing and responsibilities that overlapped the GBUs… …and heavily staffed function organizations charged with “helping” the categories and markets… …with people moving frequently between businesses, markets and functions P&G’s Organization Transformation Is Dismantling the Complex, Matrix Structure

NEW Design “End-to-End” 10 Categories “Freedom in a Framework” Markets There is now one organizing principle for P&G – the product category P&G’s Organization Is Simpler, Faster, Accountable 70% of Sales 30% of Sales Product categories own responsibility for innovation, manufacturing and marketing Category leaders have ownership and accountability all the way through to the staffing levels of sales people in the market These category leaders have full profit and loss responsibilities In smaller countries where it doesn’t make economic sense to organize this way, we're implementing a new freedom within a framework approach, enabling these markets to be faster and more agile. Categories determine the framework, and markets execute the plans. As long as the market is executing within predefined strategies and is delivering the financial target set for them, they have freedom to make real-time changes without the need for engagement with regional or global resources

P&G Delivered A Strong Year of Results, Meeting or Exceeding All Fiscal 2017 Objectives Going-in Targets FY’17 Organic Sales ~ 2% +2% Core EPS mid-single digits +7% Capital Return to Shareholders ($Bn) 22 Adjusted Free Cash Flow Productivity 90%+ 94% Q4’17 +2% +8% 125% 2.5 ~22 (1) (1) P&G guided $7Bn of dividends and ~$15Bn of share repurchase / exchange.

P&G Organic Sales Growth Accelerating in Slowing Market Market FY 2018 est. ~2.5% FY 2017 +3% FY 2016 +4% P&G vs. Market = -1 pt. -3 pts. * Mid-point of FY 2018 organic sales guidance range of +2% to +3%. P&G ~2.5%* +2% +1%

P&G is Making Progress Across Top Markets and Brands

P&G Is On The Right Track Total Shareholder Return Comparison November 1, 2015 to September 6, 2017 (1) FY 2017 Results – A Strong Year Source: Bloomberg as of September 6, 2017. (1) The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers” is a simple average of TSR which is the same methodology used by Trian in its White Paper from September 6, 2017. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s.

P&G Growth Objectives are to Deliver Leadership Levels of Total Shareholder Return Market Growth Rate ~2.5% 3% to 4% Organic Sales Growth 2% to 3% ~50 bps Above Market Implied Market Share Growth ~In-line with Market Value Share Growth Core EPS Growth 5% to 7% Mid-to-High Single Digits FY ‘18 Initial Guidance Long-Term

Trian’s 8 Points – Nothing New or Helpful "Initiatives" offered confirm Trian has an outdated and misinformed view of P&G Trian's “holding company" concept is its only idea, and it is a bad idea When Trian has offered specific criticisms, they are demonstrably wrong P&G has the right plan, structure and Board in place to continue its successful transformation and deliver results and shareholder value Trian’s September 6, 2017 White Paper

P&G is Now Organized in a way that Promotes Accountability “End-to-End” 10 Categories “Freedom in a Framework” Markets 70% of Sales 30% of Sales P&G’s Organization is Simpler, Faster, Accountable

FY’13 FY’17 Core Gross Margin 48.8% 50.8% Versus 2012/13 Constant Currency +2.0% +4.5% Core Op. Margin 19.4% 22.1% Versus 2012/13 Constant Currency +2.7% +6.1% P&G’s Productivity Plan is Delivering Results Profit per Employee +45% | Constant Currency Core EPS Growth +11% P5YR Avg.

P&G Earns Industry-Leading Margins and Has Best-in-Class Interest Rates and Tax Rates Interest Rates Among the Most Favorable Tax Rate Among Industry’s Lowest After-Tax Profit Margin 2nd Highest in Peer Group Core Operating Margin 3rd Highest in Peer Group

P&G has been an innovation leader throughout its history P&G brands are 5 of the Top 10 and 7 of the Top 25 innovations in the 2016 IRI New Product Pacesetters™ Report. Since the first IRI New Product Pacesetters™ Report in 1995, P&G has had more than 170 products make the top 25 list in non-food categories—more than its six largest competitors combined. $ 1.6x R&D Spend of Largest Competitor P&G Competitors Source: Capital IQ, Market data as of June 23, 2017. (1) Based on most recent fiscal year R&D expense and sales. P&G Cumulative R&D Spend vs. Peers: Last 5 Years 3 2 3 4 2 2 2 2 2 2 2 2 2 1 R&D as a % of Sales:(1) 2.9 1.9 3.3 3.7 2.5 1.8 1.9 1.5 2.8 1.5 2.1 2.3 1.8 0.9 P&G IS the Innovation Leader

#1 40% #1 28% #1 36% #1 50% #1 64% P&G Innovation Drives Market Leadership P&G Brand U.S. Market Share(1) Rank P&G Brand U.S. Market Share(1) Rank #1 #1 #1 #1 54% 44% 49% 47% (1) U.S. market share as of July 2017. #1 34% #1 66% #1 41% P&G Share vs. #2 Competitor 2.0x 1.0x 2.5x 3.0x 3.0x 5.5x 3.0x 2.5x 3.0x 2.0x 5.0x 4.0x P&G Share vs. #2 Competitor

P&G Develops and Grows Brands with the Consumer at the Center Brand size is not a purchase criteria for consumers In our categories, consumers seek products that solve problems and where performance drives purchase Superior performing brands drive overall category growth

P&G's New Brands and Product Forms are Leading Category Growth

Always Discreet

Women Using Right Product

Pre-Always Discreet

1 in 9

Post-Always Discreet

1 in 7



- Driving category growth acceleration of 50%.
- In the 8 markets where we have launched, we've reached market shares in the range of 10% to 20%.

Downy Scent Beads

- Scent beads are an example of P&G creating an entirely new category, already >$500 million in sales.
- Scent beads are the fastest growing form in Fabric Enhancers – growing +20%, led by P&G scent bead offerings growing +30%.


Gain

Tide PurClean

- PurClean is the fastest growing product in Pure and Natural segment driving over 150% of the segment's growth.
- Tide PurClean provides the cleaning power of Tide with 65% bio-based ingredients and it's produced with 100% renewable wind power electricity.


Tide
purclean
1st
bio-based
detergent

Pampers Pants

- Global market is growing 15% and is ~25% of diapers.
- P&G is global leader with 28% share, up 5 pts. vs. year ago.


Pampers
pants
M

22

P&G’s Leading Brands are Growing Fastest Driven by Superior Performing Innovation FY’17 Household Penetration 16% in 2016 23% Old Spice has delivered sales growth over 6% for each of the past 5 years led by innovation including the Hardest Working Collection. Old Spice Hard Working Collection Tide PODS Head and Shoulders Household penetration grew +40% in 2017. In the U.S., unit dose products account for 15% of category sales, with P&G holding nearly an 80% share. Oral-B Genius Oral-B has delivered sales growth over 7% for each of the past 3 years. Oral-B GENIUS launched in 2016 as the world’s first electric toothbrush that combines motion sensor technology and video recognition to track missed zones. #1 Shampoo in the world with $3Bn+ in retail sales. Fastest growing brand in the shampoo category over the last 10 years, growing 5% annually.

P&G is an Active Manager of the Portfolio Each Category President is an active manager of their category portfolio. Serial M&A is not a strategy. M&A can be a supplement to organic growth. We actively assess opportunities across our 10 categories.

P&G has the largest e-commerce sales in our industry with Leadership Brands among Millennials ~$3Bn ~30% growth BRAND EQUITY SCORES among Millennials BRANDS with Millennials #1 #1 Larger than Top 2 Peer Competitors Combined P&G is Winning in Digital

P&G is Committed to Field the Best Team 2017 200 2015 50 Quadrupled external, experienced management hiring x 4 = “Going forward, we will selectively hire from the outside to add the skills and experiences needed to win and field the best team possible.” – David Taylor, P&G Analyst Day, November 18, 2016

Declassified Board with all Directors annually elected Shareholders have right to call a special meeting Shareholders have right to act via written consent No poison pill Specified retirement age (72) and term limit (18 years) for Directors No supermajority voting provisions Receptive and responsive to feedback and new ideas (e.g., proactive adoption of proxy access in April 2016) 10 of 11 Directors are independent Lead Independent Director 4 fully independent Board Committees Rigorous Director selection process targeted to Company priorities 4 Directors added in the last 5 years >95% average attendance of Board and Committee meetings 6 of 11 Directors are women and/or ethnically diverse Limit Director membership on other public company boards Independent and Actively Engaged Board Longstanding Commitment to Governance Best Practices P&G’s Corporate Governance is Best in Class

ISS Recognizes Transformation-Driven Improvement Board Mandated, Management Designed & Executed “Current management has taken appropriate steps to optimize the company to a core portfolio which it is able to profitably manage.” Portfolio Transformation “Management has begun to reduce organizational complexity, and portfolio optimization efforts are delivering positive results, such as the improvement in ROIC.” Organizational Agility and Accountability

“…initiatives undertaken by CEO Taylor appear to have reversed a prolonged period of underperformance and are beginning to drive positive returns to shareholders.” Transformation is Driving TSR Improvement “It also seems clear that many of Taylor’s initiatives are beginning to bear fruit, even against a weaker global consumer market and other challenges outside of management’s control.” Transformation is Driving Improved Results ISS Recognizes Transformation-Driven Improvement Board Mandated, Management Designed & Executed

P&G’s TSR Time Frame Is the Right Comparison Nelson Peltz claimed – in prior campaigns (DuPont and Pepsi) – the right period to measure performance is that of the current CEO and management team Current P&G leadership team was put in place 2 years ago Transformation plan was fully underway 2 years ago Productivity Program Portfolio Transformation Organization and Culture

“Though the dissident has indicated that it is ‘not advocating for the break-up of the company,’ the word ‘ever’ is conspicuously absent from that statement.” “Shareholders must therefore assess whether Peltz is essentially a wolf in sheep’s clothing, as the board suggests, based on their view of the intentions and track record of the activist.” Risk of a Destructive Agenda “It is also possible that the optimal structure is much closer to P&G’s current form than to Trian’s proposed holding company with three global business units.” Risk of the Wrong Organization Structure Even ISS Highlights the Potential Risks of Nelson Peltz

Nelson Peltz is the Wrong Person at the Wrong Company at the Wrong Time “…the optimal time for a typical activist intervention was perhaps a few years ago.” - ISS Proxy Analysis, September 29, 2017 SUPPORT THE CURRENT BOARD AND MANAGEMENT EXECUTING THE BIGGEST TRANSFORMATION IN P&G’S 180 YEAR HISTORY

Vote for the Future of Procter & Gamble We are energized by our transformation journey, and excited about our future. We are on the road to meeting current and future consumer and customer needs with products that exceed their expectations. P&G has reinvented itself many times in the last 180 years and we want to be the management team and board that takes P&G to new heights.

Vote FOR ALL of P&G’s Highly Qualified Board of Directors Our Board is highly diverse, highly qualified, highly engaged, with the right mix of skills and experiences that are needed to oversee the Company’s continuing transformation Frank Blake Angela Braly Amy Chang Ken Chenault Scott Cook Terry Lundgren Jim McNerney David Taylor Meg Whitman Pat Woertz Ernesto Zedillo

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the attached presentation and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items: Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2017, the company announced elements of an additional multi-year productivity and cost savings plan. These plans result in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs. Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company’s operating performance or underlying business results. Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela. Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges. Management does not view these charges as indicative of underlying business results. Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries. Non-cash impairment charges: During fiscal years 2013 and 2012 the Company incurred impairment charges related to the carrying value of goodwill and indefinite lived intangible assets in our Appliances and Salon Professional businesses. Gain on Iberian JV buyout: During fiscal year 2013 we incurred a holding gain on the purchase of the balance of our Iberian joint venture from our joint venture partner. We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Managements believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation.   Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.   Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.   Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.   Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.   Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment and gain on the sale of the Beauty Brands, which are non-recurring and not considered indicative of underlying earnings performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures Organic sales growth:

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures